UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2022

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (770) 721-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2022, in connection with the previously announced acquisition of Howden from affiliates of KPS Capital Partners, LP (the “Acquisition”) and the Offerings (defined below), Chart Industries, Inc. (“Chart”) entered into a letter agreement (the “Letter Agreement”) by and among (i) Granite Holdings I B.V., a Dutch private limited company (the “Primary Seller”), Granite Holdings II B.V., a Dutch private limited company (“BV II”), and Granite US Holdings GP, LLC, a Delaware limited liability company (“US GP Seller” and, together with Primary Seller and BV II, the “Sellers”), (ii) Granite US Holdings LP, a Delaware limited partnership (“Granite US”), Granite Acquisition GmbH, a German limited liability company (“Granite Germany”), Granite Canada Holdings Acquisition Corp., a corporation formed pursuant to the laws of British Columbia (“Granite Canada”), and HowMex Holdings, S. de R.L. de C.V., a Mexican limited liability company (“Granite Mexico” and, together with BV II, Granite US, Granite Germany and Granite Canada, the “Acquired Companies”), and (iii) Chart, whereby, subject to certain conditions, the Sellers consented to the Offering of Depositary Shares (defined below).

Under the Letter Agreement, Chart agreed to apply the net proceeds from the Offerings to increase the minimum cash consideration payable in the transaction on a dollar-for-dollar basis and accordingly reduce the portion of transaction consideration that would have otherwise been paid on Series A Preferred Stock (defined below). Under the Letter Agreement, the Sellers have also granted Chart the option, exercisable on or prior to the pricing of the Offering of Depositary Shares, if the gross proceeds (before the underwriting discount) of the Offerings are at least equal to $850 million, to satisfy Chart’s obligations under the purchase agreement, dated as of November 8, 2023, by and among Chart, the Acquired Companies and the Sellers (the “Purchase Agreement”), to issue Series A Preferred Stock to the Primary Seller by instead delivering shares of Chart’s Common Stock (defined below) to the Primary Seller using the price to the public in the Offering of Common Stock. Chart did not exercise the option and it expired upon the pricing of the Offerings.

This summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01	Other Events

On December 8, 2022, Chart issued press releases announcing the commencement and pricing of concurrent offerings (together, the “Offerings”) of 5,923,670 shares of common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $118.17 per share and 7,000,000 depositary shares (“Depositary Shares”), each representing a 1/20th interest in a share of Series B Mandatory Convertible Preferred Stock, par value $0.01 per share, at a public offering price of $50 per share. In addition, Chart has granted the underwriters in each respective offering a 30-day option to purchase up to an additional 885,550 shares of Common Stock and up to an additional 1,050,000 Depositary Shares, in each case at the public offering price per share. The Offerings are expected to close on or about December 13, 2022, subject to customary closing conditions.

Additionally, on December 8, 2022, Chart issued a press release announcing that it had priced its offering (the “Notes Offering”) of $1,460,000,000 aggregate principal amount of 7.500% senior secured notes due 2030 (the “Secured Notes”) at an issue price of 98.661% and $510,000,000 aggregate principal amount of 9.500% unsecured notes due 2031 (the “Unsecured Notes,” and together with the Secured Notes, the “Notes”) at an issue price of 97.949%. The Notes Offering is expected to close on or about December 22, 2022, subject to customary closing conditions.

Chart intends to use the proceeds from the Offerings to fund the Acquisition by increasing the minimum cash consideration and reducing the amount of Series A Cumulative Participating Convertible Preferred Stock (“Series A Preferred Stock”) that would otherwise have been issued to the Primary Seller under the Purchase Agreement in connection with the Acquisition. Chart will use any remaining Series A Preferred Stock issuable under the Purchase Agreement, together with proceeds from the Notes Offering and borrowings under a new term loan B facility, to fund the remaining consideration for the Acquisition and to pay fees and expenses in connection with the transactions, including the payment of certain of Howden’s debt at the closing of the Acquisition.

Copies of the press releases announcing the commencement and pricing of the Offerings and pricing of the Notes Offering are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the securities offered in the Offerings, the timing of the Offerings and the anticipated use of proceeds therefrom, statements concerning Chart’s business plans, including statements regarding anticipated acquisitions, future cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings, performance or outlook, business or industry trends and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “indicators”, “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated December 7, 2022, by and among Granite Holdings I B.V., Granite Holdings II B.V., Granite US Holdings GP, LLC, Granite US Holdings LP, Granite Acquisition GmbH, Granite Canada Holdings Acquisition Corp., HowMex Holdings, S. de R.L. de C.V. and Chart Industries, Inc.

99.1	Press Release of Chart Industries, Inc. Announcing Commencement of Offerings, dated as of December 8, 2022.

99.2	Press Release of Chart Industries, Inc. Announcing Pricing of Offerings, dated as of December 9, 2022.

99.3	Press Release of Chart Industries, Inc. Announcing Pricing of Notes Offerings, dated as of December 8, 2022.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: December 9, 2022

	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer